As filed with the Securities and Exchange Commission on July 31, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE ROYCE FUND
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The Royce Fund

Royce International Premier Fund

Royce Micro-Cap Fund

Royce Smaller Companies Growth Fund

Royce Total Return Fund

IMMEDIATE ACTION REQUIRED

SECOND ADJOURNMENT OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder:

Over the last several weeks we have sent multiple sets of proxy materials to you concerning an important proposal affecting your investment in one or more of the above-listed series of The Royce Fund (each, a “Fund”). The Special Meeting of Shareholders with respect each Fund has been adjourned again to allow shareholders more time to vote on the proposal. Over 85% of the votes that have been submitted to date for each Fund are in favor of the proposal.

The Special Meeting of Shareholders will reconvene on Monday, August 31, 2020 at 1:00 p.m. (Eastern Time) by means of a virtual meeting. This letter was sent to you because you held shares in one or more of the Funds on the record date and we have not received your vote.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, STOPS ALL ADDITIONAL MAILINGS AND PHONE CALLS TO YOU REGARDING THIS MATTER.

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card. Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the Funds’ proxy solicitor, toll free at 1-866-209-8568.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

The Royce Fund Announces Three More of its Series Approve New Investment Advisory Agreements at Special Meeting of Shareholders and Adjournment of Meeting for Remaining Series

NEW YORK – July 30, 2020 – The Royce Fund (the “Trust”) today announced that the shareholders of each of Royce Pennsylvania Mutual Fund, Royce Small-Cap Value Fund, and Royce Special Equity Fund voted to approve a new investment advisory agreement with the Trust’s investment manager, Royce Investment Partners (“Royce”)1, at its Special Meeting of Shareholders (the “Meeting”). The shareholders of Royce Dividend Value Fund, Royce Global Financial Services Fund, Royce Opportunity Fund, and Royce Premier Fund previously approved new investment advisory agreements with Royce. These seven series of the Trust are collectively referred to in this press release as the “Approving Funds”.

The current investment advisory agreement for each series of the Trust will terminate upon completion of Franklin Resources, Inc.’s pending acquisition of Legg Mason Inc., Royce’s indirect parent company. Such acquisition is expected to be completed on July 31, 2020.

The new investment advisory agreements for the Approving Funds will become effective upon completion of such transaction. There will be no increase in the contractual investment advisory fee rate for any of the Approving Funds as a result of the implementation of the new agreement. In addition, implementation of the new agreement will not result in any changes to the portfolio management personnel, investment objective, principal investment strategy, or investment restrictions for any of the Approving Funds.

The Trust also today announced that the Meeting would be adjourned with respect to the remaining four series of the Trust (each, an “Adjourning Fund”) to a later date and time as described in this press release in order to permit the solicitation of additional shareholder votes. The Adjourning Funds comprise Royce International Premier Fund, Royce Micro-Cap Fund, Royce Smaller-Companies Growth Fund,  and Royce Total Return Fund.

The Meeting with respect to the Adjourning Funds has been adjourned and will now take place on Monday, August 31, 2020 at 1:00 p.m. Eastern Time. The Meeting will remain in a virtual format and will be held at the following website: http://www.meetingcenter.io/224942552. To participate in the Meeting, Adjourning Fund shareholders must enter the following password: TRF2020. Shareholders of the Adjourning Funds must also enter the control number that appears on the proxy card that they previously received from the Trust.

The website for the Meeting will be accessible to Adjourning Fund shareholders beginning at approximately 1:00 p.m. Eastern Time on August 28, 2020. Shareholders are encouraged to access the website at this time and prior to the start of the Meeting to allow ample time to log into the Meeting webcast and test the computer system, and, if planning to vote at the Meeting, to vote in accordance with the instructions set forth on the Meeting website.

Adjourning Fund shareholders who hold shares through an intermediary, such as a bank or broker, must register in advance to attend the Meeting. To register, shareholders must submit proof of their proxy power (legal proxy) reflecting their Fund holdings, along with their name and email address to Computershare Fund Services (“Computershare”). Shareholders may forward an email from their intermediary or send an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 9:00 a.m. Eastern Time on August 26, 2020. Shareholders will receive a confirmation email from Computershare of the shareholder’s registration and a control number that will allow the shareholder to vote at the Meeting.

Adjourning Fund shareholders are not required to attend the Meeting to vote on the relevant proposal. Whether or not shareholders plan to attend the Meeting, each Adjourning Fund urges shareholders to authorize a proxy to vote their shares in advance of the Meeting by one of the methods described in the Proxy Statement.

As described in the Trust’s proxy statement dated May 11, 2020 and in supplemental proxy materials previously distributed, the Board of Trustees of the Trust has fixed the close of business on May 1, 2020 as the record date for determining those shareholders entitled to vote at the Meeting (or any postponement or adjournment thereof).

The Trust previously filed its Proxy Statement with the Securities and Exchange Commission (the “SEC”) in connection with the Meeting. Adjourning Fund shareholders are advised to read the Proxy Statement in full because it contains important information. The Proxy Statement is available on the Internet at https://www.proxy-direct.com/roy-31317. The proxy card included with the proxy materials that were previously distributed to shareholders will not be updated to reflect the change in date, time, and location but may continue to be used by shareholders to vote their shares in connection with the Meeting. The Proxy Statement and other documents filed by the Trust are also available for free on the SEC’s website at http://www.sec.gov.

If you have any questions about voting or accessing the Meeting website, please call Computershare toll-free at (800) 426-5523.

Because the shareholders of each Adjourning Fund will not yet have approved a new investment advisory agreement prior to the expected completion of the above-referenced transaction, an interim investment advisory agreement between Royce and each Fund (each, an “Interim Agreement”) will go into effect upon the closing of such transaction. The Interim Agreements, which were previously approved by the Board of Trustees of the Trust (the “Board”), allow Royce to continue providing services to the Adjourning Funds while shareholder approval of new investment advisory agreements continues to be sought.

The terms and conditions of each Interim Agreement are substantially identical to those of the corresponding current investment advisory for each Adjourning Fund, except for the term and escrow provisions described below. The Interim Agreement will continue in effect for a term ending on the earlier of 150 days from the closing of the transaction (the “150-day period”) or when the Fund’s shareholders approve a new investment advisory agreement. Compensation earned by Royce under the Interim Agreement will be held in an interest-bearing escrow account. If the Fund’s shareholders approve a new investment advisory agreement prior to the end of the 150-day period, the amount held in the escrow account under the Interim Agreement will be paid to Royce. If the Fund’s shareholders do not approve a new investment advisory agreement prior to the end of the 150-day period, the Board will consider what further action to take consistent with its duties under applicable law, and Royce will be paid the lesser of its costs incurred in performing its services under the Interim Agreement or the total amount of the escrow account, plus interest earned. Thereafter, the Board would either negotiate a new investment advisory agreement with an advisory organization selected by the Board or make other appropriate arrangements.

Royce will continue to operate as an independent investment organization with its own brand after completion of the transaction. There are no changes planned to the management of the organization or investment teams at Royce as a result of the transaction.

Forward Looking Statement

This press release is not an offer to purchase nor a solicitation of an offer to sell shares of any Approving Fund or any Adjourning Fund. This letter may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can sometimes be identified by the use of words such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, although not all forward-looking statements include these words. Such forward-looking statements are based on the current plans and expectations of each Approving Fund and each Adjourning Fund, and are subject to risks and uncertainties that could cause actual results, performance and events to differ materially from those described in the forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Trust’s filings with the SEC, including the Annual Report to Shareholders of the Approving Funds and the

Adjourning Funds on Form N-CSR, for the year ended December 31, 2019, and subsequent filings with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The Trust undertakes no responsibility to update publicly or revise any forward-looking statement.

Media Contact

John Davis, Director of Communications and Marketing (212) 508-4594

Important Disclosure Information

1 Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners.